PART II

OFFERING MEMORANDUM DATED March 17, 2023

CHANDANNI ORGANICS, INC.

Up to $5,000,000 of Class A Common Stock

Minimum investment: $250.00

Chandanni Organics, Inc. (the “Company,” “we,” “us”, or “our”), is offering up to $5,000,000 worth of Class A Common Stock of the Company (the “Class A Securities”). The minimum target offering is $25,000 (the “Target Amount”). Unless the Company raises at least the Target Amount within a period of 12 months from the date of filing the Form C the “Termination Date”), no Securities will be sold in this Offering, investment commitments will be cancelled, and committed funds will be returned. The Company will accept oversubscriptions in excess of the Target Amount for the Offering up to $5,000,000 (the “Maximum Amount”) at the Company’s discretion. If the Company reaches its Target Amount prior to the Termination Date, the Company may conduct the first of multiple closings, provided that the Offering has been posted for 21 days and that investors who have committed funds will be provided notice five business days prior to the close.

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

This disclosure document contains forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the Company’s management. When used in this disclosure document and the Company offering materials, the words “estimate”, “project”, “believe”, “anticipate”, “intend”, “expect”, and similar expressions are intended to identify forward-looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties that could cause the Company’s action results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements to reflect events or circumstances after such state or to reflect the occurrence of unanticipated events.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012, including electing to delay compliance with certain new and revised accounting standards under the Sarbanes-Oxley Act of 2002.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Memorandum contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements convey our current expectations or forecasts of future events and are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Any statements contained in this Offering Memorandum that are not statements of historical fact may be forward-looking statements. When we use the words “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will,” “seeks,” or the negative of these terms or other comparable terminology, we are identifying forward-looking statements.

Forward-looking statements involve risks and uncertainties, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

●	our limited operating history and ability to become profitable;

●	our reliance on third parties for raw materials and production of some of our products;

●	our ability to manage our growth and scale our manufacturing and processing capabilities effectively, including our human resource requirements;

●	our future capital needs;

●	our ability to retain and grow our customer base;

●	our ability to evaluate and measure our business, prospects and performance metrics;

●	our ability to compete and succeed in a highly competitive and evolving industry;

●	the health of the premium organic and natural food industry as a whole;

●	risks related to our intellectual property rights and developing a strong brand;

●	our reliance on key personnel, including Chandanni Miglino;

●	regulatory risks;

●	risks associated with pandemics;

●	risks related to our international operations;

●	the risk of substantial dilution from future issuances of our equity securities; and

●	the other risks described herein, including in the Section entitled “Risk Factors.”

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In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this Offering Memorandum. You should read this Offering Memorandum and the documents that we reference in this report with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. When considering forward-looking statements, you should keep in mind the cautionary statements in this report. We qualify all our forward-looking statements by these cautionary statements. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

THE COMPANY AND ITS BUSINESS

The Chandanni Organics, Inc. (“Company”) is an emerging consumer products platform that manufactures and markets organic beauty and wellness products based on Ayurveda, the oldest surviving medical system in the world. We currently have 12 products that are 100% organic. Our products serve as a foundational lifestyle brand that helps the consumer deveop healthy lifestyle practices that help them live accourding to the cycles of nature and the seasons of their lives. Including in these products there is a life changing fourteen day liver detox program that consumers revisit again and again and again. It is accompanied with an online program and helps generate sales and revenue for all the other products in the Chandanni brand with the Superfoods and Organic Skincare.

We were initially organized as a California limited liability company on January 24, 2014 as We Be Free LLC. On October 7, 2022 we reincorporated in Delaware under the name Chandanni Organics, Inc. Our principal office is located at 3625 East Thousand Oaks Blvd. Suite 218, Westlake Ca. 91362, and our website is https://chandanni.com

For more detailed information regarding our business, see the Company’s Landing Page at https://castleplacement.com/portfolio/chandanni-lifestyle-reg-cf/

Employees

The Company currently has independent contractors we hire from around the world.

Products and Services

The company offers three broad product lines:

●	Organic Skincare Products
●	Organic Superfoods blends
●	Organic Detox products

Market Overview

The Organic Skincare Market

●	The United States organic skincare market is a highly fragmented and competitive with thousands of regional and international competitors[1]
●	Continuous innovation plays a key role in market growth due to the rapidly changing consumer demands and preferences, therefore, larger players with wider distribution network have better access to manufacturers enabling expansion of their range of products across the country[1]
●	Recent research has revealed that only 42% of natural skincare products are actually natural2. In contrast, Chandanni offers 100% natural organic products compared to many other competitors in this space

1. US Organic Skincare Market

2. Recent Research

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The Organic Superfood Market

●	The superfoods market is highly competitive and is driven by many factors including health awareness and consumer demand[3]
●	The market offers various opportunities for new entrants owing to the continuous shift in consumer preferences toward healthy foods. This, in turn, creates various opportunities for manufacturers of superfoods[4]
●	Major players are concentrating on expanding their market share coupled with productivity through technological innovations with many small-scale manufacturers and suppliers catering to domestic markets[4]

The Organic Detox Market

●	The global detox product market is moderately fragmented with some leading players such as Pfizer Inc., Novartis AG, West-Ward Pharmaceuticals Corp (Hikma), and Detoxify LLC[5]
●	Key players are channeling their efforts in adopting novel, natural ingredients such as herbs, fibers, and greens while offering a broad range of detox product variants[5]
●	Given the increasing demand for detox products, there is significant opportunity for new entrants

Competitive Advantage

●	The company’s biggest competitive advantage is enabling a contemporary lifestyle brand focused on seasonal cleansing, superfoods, and organic skincare as a whole whereas its competitors offer either one or two product categories.
●	The company not only provides a range of daily lifestyle tools and products but also educates consumers to navigate optimum lifestyle health and wellness habits based on their daily needs.
●	The company helps the consumer facilitate easy protocols by providing a menu of lifestyle practices with the use of its products

Opportunity

Significant opportunity to gain traction in the market.

●	Increasing demand for organic products as a result of awareness about the harmful effects of chemicals and synthetic ingredients[6]
●	The COVID-19 pandemic has had dramatic consequences for the organic sector - as shoppers search for healthy, clean ingredients, organic labels are proving to be products of choice[7]
●	Although the market is fragmented, there is significant opportunity for new entrants with the continuous shift in consumer preferences toward healthy foods
●	While major players are focused on market share and technological innovations, small-scale manufacturers and suppliers can cater to and expand in domestic markets

Total Addressable Market

●	Natural and organic skincare market is expected to grow to 7.2 billion dollars by 2024[8]
●	The North American superfood market is projected to reach $229.2 billion by 2027[9]
●	The overall global health and wellness food market is projected to reach US$1 trillion by 2026[10]
●	The global Ayurvedic products market is projected to reach $ 5 billion by 2026, from $ 4 billion in 2020[11]
●	The global detox market is expected to grow to $69.8 billion by 2025[12]

6. Increasing demand for organic ingredients

7. Impact of Covid 19

8. Organic skincare market

9. Superfood market

10. Global health & wellness market

12. The Ayurveda Products Market

12. Global Detox Market

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RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events, and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to Our Limited Operating History, Financial Position and Capital Needs

We are an early stage company and have incurred significant losses since our inception. We expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

We are an early stage company. We were formed and commenced operations in January of 2014 and have yet to generate any meaningful revenue. We face all the risks faced by newer companies, including significant competition from existing and emerging competitors, many of which are established and have access to capital. In addition, as a new business, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. We will need to transition from an early stage company to a company capable of supporting larger scale commercial activities. If we are not successful in such a transition, our business, results and financial condition will be harmed.

During the year ended December 31, 2022, we achieved net sales of approximately $[●] and incurred operating losses of approximately $[●]. To the extent our business strategy is successful, we will need to control overhead expenses and we may need to incur the expense of additional reliance on outside co-packers or hire additional personnel as needed. We may not succeed in expanding our customer base and product offerings and even if we do, we may never generate revenue that is significant enough to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress our value and could impair our ability to raise capital, expand our business, diversify our product offerings or even continue our operations.

We may need additional funding in order to grow our business.

To date, we have financed our operations through contributions from our founder totaling [●]. We have devoted substantially all our financial resources and efforts to developing our products and manufacturing capabilities. Our long-term growth and success are dependent upon our ability to generate cash from operating activities. There is no assurance that we will be able to generate sufficient cash from operations or access the capital we need to grow our business. Our inability to obtain additional capital could have a material adverse effect on our ability to fully implement our business plan and grow our business, to a greater extent than we can with our existing financial resources.

If our available cash balances and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements including lower demand for our products or due to other risks described herein, we may seek to sell common stock or preferred stock or convertible debt securities, enter into a credit facility or another form of third-party funding or seek other debt financing.

We may also consider raising additional capital in the future to expand our business, to pursue strategic investments, to take advantage of financing opportunities or for other reasons, including to:

●	acquire or invest in complementary businesses or assets;
●	increase our sales and marketing efforts and address competitive developments;
●	provide for supply and inventory costs;
●	fund development and marketing efforts of any future products or additional features to then-current products;
●	acquire, license or invest in new technologies;
●	general and administrative expenses.

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Our present and future funding requirements will depend on many factors, including:

●	our ability to achieve revenue growth and improve gross margins;
●	the cost of expanding our operations and product offerings, including our sales and marketing efforts;
●	the effect of competing market developments; and
●	costs related to international expansion.

The various ways we could raise additional capital carry potential risks. If we raise funds by issuing equity securities, dilution to our shareholders could result. Any equity securities issued also could provide for rights, preferences or privileges senior to those of holders of our common stock. If we raise funds by issuing debt securities, those debt securities would have rights, preferences and privileges senior to those of holders of our common stock. The terms of debt securities issued or borrowings pursuant to a credit agreement could impose significant restrictions on our operations. If we raise funds through collaborations and licensing arrangements, we might be required to relinquish significant rights or grant licenses on terms that are not favorable to us.

Our limited operating history may make it difficult to assess our future viability.

Our limited history makes it difficult to assess our future viability. Investors usually look at the historical growth and performance of companies over prolonged periods of operations to predict future performance. As a result of our limited operating history, investors will need to more heavily rely on managements estimations, which, given our limited history, may not be accurate. We believe that growth of our revenue depends on several factors, including our ability to:

●	expand our existing channels of distribution;
●	develop additional channels of distribution;
●	grow our customer base;
●	cost-effectively increase online sales at our direct website and third-party marketplaces;
●	effectively introduce new products;
●	increase awareness of our brand;
●	manufacture at a scale that satisfies future demand; and
●	effectively source key raw materials.

We may not successfully accomplish any of these objectives. Since our inception in January of 2014, we have not yet experienced the rapid growth of revenue over a long period of time or achieve profitability at scale. Consequently, any predictions you make about our future success or viability may not be as accurate as they could be if we had a longer operating history or had previously achieved significant profitability at scale.

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

In the event we experience rapid growth, it could place significant demands on our organizational, administrative and operational infrastructure and general and financial administration. As we grow, we will need to make significant investments in multiple facets of our company, including in sales, marketing, product development, information technology, equipment, facilities and personnel. We will also need to improve our operational, financial and management controls as well as our reporting systems and procedures.

If we are unable to manage our growth effectively, we may be unable to execute our business plan, which could have a material adverse effect on our business and our results of operations. Managing our planned growth effectively will require us to:

●	maintain a low cost of customer acquisition relative to customer lifetime value;
●	identify products that will be viewed favorably by customers;
●	expand and enhance our facilities and purchase equipment; and
●	successfully hire, train and motivate employees, including personnel for our technological, sales and marketing efforts.

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The expansion of our products and customer base may result in increases in our overhead and selling expenses. Any increase in expenditures in anticipation of future sales that do not materialize would adversely affect our profitability. In addition, if we are unable to effectively manage the growth of our business, the quality of our products may suffer and we may be unable to address competitive challenges, which would adversely affect our overall business, operations and financial condition.

Risks Relating to Our Business

Competition in the food and beverage retail industry, especially Internet-based competition, is strong and presents an ongoing threat to the success of our business.

The markets in which we compete are very competitive. In our online and wholesale business, we compete with retail stores, supermarkets, warehouse clubs and other mass and general retail and online merchandisers, including Internet retailers, many of which are larger than us and have significantly greater capital resources than we do, selling both competitive products and retailing our own products, competing against our direct online business. We also compete with a number of natural, organic, and functional food and cosmetic producers.

We face significant competition from these and other retailers and producers. Any changes in their merchandising and operational strategies could negatively affect our sales and profitability. In particular, our competitors seek to gain or retain market share by reducing prices, we would likely be forced to reduce our prices on similar product offerings in order to remain competitive, which may result in a decrease in our market share, net sales and profitability and may require a change in our operating strategies.

We have been able to gain customers by providing an expanding our offering of natural and organic products, competitive pricing, convenience and grass roots word of mouth marketing. If changes in consumer preferences decrease the competitive advantage attributable to these factors, or if we fail to otherwise positively differentiate our product offering or customer experience from our competitors, our business, financial condition, and results of operations could be materially and adversely affected.

Most of our current competitors have, and potential competitors may have, longer operating histories, greater brand recognition, larger fulfillment infrastructures, greater technical capabilities, significantly greater financial, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to derive greater net sales and profits from their existing customer base, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer preferences or habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies (including but not limited to predatory pricing policies and the provision of substantial discounts), which may allow them to build larger customer bases or generate net sales from those customer bases more effectively than we are able to execute upon.

We expect competition, and in particular Internet-based competition, generally to continue to increase. We believe that our ability to compete successfully in our markets depends upon many factors both within and beyond our control, including:

●	the size and composition of our customer base;
●	the number of products that we feature on our website;
●	the quality and responsiveness of customer service;
●	our selling and marketing efforts;
●	the quality and price of the products that we offer;
●	the convenience of the shopping experience that we provide;
●	rapid changes affecting global, national, and regional economies;
●	our ability to distribute our products and manage our operations; and
●	our reputation and brand strength.

If we fail to compete successfully in this market, our business, financial condition, and results of operations would be materially and adversely affected.

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We may not be able to successfully implement our growth strategy for our brand on a timely basis or at all.

We believe that our future success depends, in part, on our ability to implement our growth strategy of leveraging our existing brand and products to drive increased sales. However, we face many risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving natural, organic, and functional food and beverage industry. Our ability to implement our growth strategy depends, among other things, on our ability to:

●	develop, manufacture and introduce new and appealing products in our Laird Superfood brand and successfully innovate on our existing products;
●	successfully compete in the product categories in which we choose to operate;
●	attracting a large customer base and develop and grow that customer base;
●	increase awareness of our Chandanni brand and develop effective marketing strategies to ensure consumer loyalty;
●	establish and maintain strategic relationships with key sales, marketing, manufacturing and distribution providers; and
●	attract, retain and motivate qualified personnel.

We may not be able to implement this growth strategy successfully. Our planned marketing expenditures may not result in increased total sales or generate sufficient levels of consumer interest or brand awareness, and our high rates of sales and income growth may not be sustainable over time. Our sales and results of operations will be negatively affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.

Our Chandanni products are new, and our industry is rapidly evolving.

Our Chandanni product lines are relatively new and are only in early stages of commercialization, and some products that are important to our growth strategy are in various stages of research and development, and have not yet been commercialized. We are not certain that these, or any other future products, will be developed to commercialization, sell as anticipated, be manufactured as anticipated, or be desirable to their intended markets. Also, some of our products may have limited uses and benefits, which may limit their appeal to consumers and put us at a competitive disadvantage. Developing new products and placing them into wholesale channels and into conventional and natural grocery environments is an expensive and time-consuming process, and if a product fails to sustain market acceptance or is unable to be manufactured as anticipated, the investment made in the product may be lost.

If our current or future Chandanni products fail in the development stage, or fail our customer’s expectation of quality, or if we do not achieve or sustain market acceptance, we could lose customers or could be subject to claims which could have a material adverse effect on our business, financial condition and operating results.

As is typical in a rapidly evolving industry, the development process and demand and market acceptance for recently introduced products are subject to a high level of uncertainty and risk. Because the market for our products is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any, and costs of manufacturing as a product is developed. We cannot guarantee that we will be successful in developing new or existing products or manufacturing new products including through copackers, that our copackers perform as expected, or that a market for our products will develop or that demand for our products will be sustainable. If we fail to develop or manufacture new products, or the market for new products fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

Pandemics, epidemics, or disease outbreaks, such as the COVID-19 pandemic, could have a material adverse impact on our business including, among other things, consumption and trade patterns, our supply chain and production processes, each of which could materially affect our operations, liquidity, financial condition, and results of operations.

In December 2019, a novel strain of coronavirus disease (“COVID-19”) was first reported in Wuhan, China. Less than four months later, on March 11, 2020, the World Health Organization declared COVID-19 a pandemic. The outbreak has resulted in the implementation of significant governmental measures, including lockdowns, closures, shelter-in-place orders, quarantines and travel bans, intended to control the spread of the virus. These restrictions, and future prevention and mitigation measures by governments and private entities, have had and are likely to continue to have an adverse impact on global economic conditions and consumer confidence and spending, which could materially adversely affect the supply of materials for our products as well as the demand for our products.

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The extent of COVID-19’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak, including the emergence of variant strains of the virus, and the adoption of treatments such as vaccines, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if this pandemic continues to be a severe worldwide health crisis, or in the regions from which we source our raw materials, the disease could have a material adverse effect on our business, results of operations, financial condition and cash flows.

The actual or perceived effects of a disease outbreak, epidemic, pandemic or similar widespread public health concern, such as COVID-19, could negatively affect our operations, liquidity, financial condition and results of operations. Pandemics, epidemics or disease outbreaks may affect demand for our products because quarantines or other government restrictions on movement may cause erratic consumer purchase behavior. Governmental or societal impositions of restrictions on public gatherings, especially if prolonged, may have adverse effects on in-person traffic to retail stores, and in turn, our business. Even the perceived risk of infection or health risk may adversely affect traffic to our store-based retail customers and, in turn, our business, liquidity, financial condition and results of operations, particularly if any self-imposed or government-imposed restrictions are in place for significant time.

The spread of pandemics, epidemics or disease outbreaks such as COVID-19 may also disrupt our third-party business partners’ ability to meet their obligations to us, which may negatively affect our operations. These third parties include those who supply our ingredients, packaging, and other necessary operating materials, contract manufacturers, distributors, and logistics and transportation services providers. Ports and other channels of entry may be closed or operate at only a portion of capacity, as workers may be prohibited or otherwise unable to report to work and means of transporting products within regions or countries may be limited for the same reason, and the foreign locations of certain of our suppliers may result in greater or more prolonged restrictions than experienced by United States-based businesses. Our contract manufacturers’ ability to manufacture our products may be impaired by any material disruption to their employee staffing, procurement, manufacturing, or warehousing capabilities because of COVID-19 or similar outbreaks.

Our results of operations depend on, among other things, our ability to maintain and increase sales volume with our existing customers, to attract new consumers and to provide products that appeal to consumers at prices they are willing and able to pay. Our ability to implement our innovation, advertising, display and promotion activities designed to maintain and increase our sales volumes on a timely basis may be negatively affected because of modifications to in-person promotional activities during the COVID-19 outbreak or similar situations. Retailers may also alter their normal inventory receiving and product restocking practices during pandemics, epidemics or disease outbreaks such as COVID-19, which may negatively affect our business.

Workforce limitations and travel restrictions resulting from pandemics, epidemics or disease outbreaks such as COVID-19 and related government actions may affect many aspects of our business. If a significant percentage of our workforce cannot work, including because of illness, travel or government restrictions in connection with pandemics or disease outbreaks, our operations may be negatively affected.

Adverse and uncertain economic conditions, such as decreases in per capita income and level of disposable income, increased unemployment or a decline in consumer confidence because of the COVID-19 outbreak or similar situations, could have an adverse effect on distributor, retailer and consumer demand for our products. Consumers may shift purchases to lower-priced or other perceived value offerings during economic downturns. Prolonged unfavorable economic conditions, including because of COVID-19 or similar outbreaks, and any resulting recession or slowed economic growth, may have an adverse effect on our sales and profitability.

Our efforts to manage and mitigate these factors may be unsuccessful, and the effectiveness of these efforts depends on factors beyond our control, including the duration and severity of any pandemic, epidemic or disease outbreak, and third party actions taken to contain its spread and mitigate public health effects.

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We may be unable to adequately protect our brand and our other intellectual property rights.

We regard our brand, customer lists, domain names, trade secrets and similar intellectual property as critical to our success. We intent to rely on trademark, copyright and patent law, trade secret protection, agreements and other methods with our future employees and others to protect our proprietary rights. We might not be able to obtain broad protection in the United States for all our intellectual property. The protection of our intellectual property rights may require the expenditure of significant financial, managerial and operational resources. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights, and we may be unable to broadly enforce all our trademarks. To date, we have not applied for patent protection on any of our technology or intellectual property. The process of obtaining patent protection is expensive and time-consuming, and we may be unable to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our intellectual property, as the legal standards relating to the validity, enforceability and scope of protection of patent and other intellectual property rights are uncertain. We also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior technology or intellectual property rights. Furthermore, our confidentiality agreements may not effectively prevent disclosure of our proprietary information, technologies and processes and may not provide an adequate remedy in the event of unauthorized disclosure of such information.

We might be required to spend significant resources to monitor and protect our intellectual property rights. For example, we may initiate claims or litigation against others for infringement, misappropriation or violation of our intellectual property rights or other proprietary rights or to establish the validity of such rights. However, we may be unable to discover or determine the extent of any infringement, misappropriation or other violation of our intellectual property rights and other proprietary rights. In addition, despite our efforts, we may be unable to prevent third parties from infringing upon, misappropriating or otherwise violating our intellectual property rights and other proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may materially and adversely affect our business, financial condition, and results of operations.

A quality issue that results in a product disruption such as a recall, health issue, or death of a consumer could harm our business.

The sale of products for human use and consumption involves the risk of injury or illness to consumers. Such injuries may result from inadvertent mislabeling, tampering by unauthorized third parties or product contamination or spoilage. Under certain circumstances, we may be required to recall or withdraw products, suspend production of our products or cease operations, which may lead to a material adverse effect on our business. In addition, customers may stop placing or cancel orders for such products as a result of such events.

Even if a situation does not necessitate a recall or market withdrawal, product liability claims might be asserted against us. We maybe subject to governmental inspection and regulations and believe our facilities and those of our co-packers and suppliers comply in all material respects with all applicable laws and regulations, if the consumption of any of our products causes, or is alleged to have caused, a health-related illness or death to a consumer, we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or physical harm could cause consumers to lose confidence in the safety and quality of our products. Moreover, claims or liabilities of this type might not be covered by our insurance or by any rights of indemnity or contribution that we may have against others. We do not maintain insurance. Accordingly any judgment, action or or a product recall would have a material adverse effect on our business, financial condition, results of operations or liquidity.

We may be subject to significant liability that is not covered by insurance.

We do not maintain insurance. If we were to incur any product liabilities claims, or if our business operations were interrupted for a substantial period, we could incur costs and suffer losses which would materially effect our business. Additionally, in the future, insurance coverage may not be available to us at commercially acceptable premiums, or at all.

Our production equipment may be damaged, adversely affecting our ability to meet consumer and wholesale demand.

A significant proportion of our products are produced at our manufacturing facility in Westlake Village, California. A significant disruption at that facility or to any of our key production equipment, even on a short-term basis, could impair our ability to timely produce and ship products, which could have a material adverse effect on our business, financial position and results of operations. Our manufacturing operations are vulnerable to interruption and damage from natural and other types of disasters, including earthquake, fire, floods, volcanic events, droughts, environmental accidents, winter storms, power loss, disease outbreaks or pandemics such as the COVID-19 pandemic, communication failures and similar events. If any disaster were to occur at our facility, our ability to operate our business at our facilities would be seriously impaired.

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We rely on a small number of suppliers to provide our raw materials, and our supply chain may be interrupted and prevent us from obtaining the necessary materials we need to operate.

We rely on suppliers and vendors to meet our high-quality standards and supply products in a timely and efficient manner. There is, however, no assurance that quality natural and organic products will continue to be available to meet our specific and growing needs. This may be due to, among other reasons, problems with our suppliers’ and vendors’ businesses, finances, labor relations, ability to export materials, international shipping delays, product quality issues, costs, production, crop yields, insurance, and reputation, as well as disease outbreaks or pandemics such as the COVID-19 pandemic, acts of war, terrorism, natural disasters, fires, earthquakes, flooding or other catastrophic occurrences. If for any reason our suppliers or vendors became unable or unwilling to continue to provide services to us, this would likely lead to a temporary interruption in our ability to import our products until we found another entity that could provide these services. Failure to find a suitable replacement, even on a temporary basis, would have a material adverse effect on our ability to meet our current production targets, make it difficult to grow and would have an adverse effect on our results of operations.

Our top suppliers accounted for approximately [●]% of our total raw materials and packaging purchases for the year ended December 31, 2022. In the event that our supply from our current suppliers is interrupted, our operations may be interrupted resulting in lost revenue, added costs and distribution delays that could harm our business and customer relationships until we are able to identify and enter into an agreement with one or more alternative suppliers.

As a result of this concentration in our supply chain, our business and operations would be negatively affected if any of our key suppliers were to experience significant disruption affecting the price, quality, availability or timely delivery of their products. In the event that our supply from our current suppliers is interrupted, our operations may be interrupted resulting in lost revenue, added costs such as, without limitation, shipping costs, and distribution delays that could harm our business and customer relationships until we are able to identify and enter into an agreement with one or more alternative suppliers.

We are reliant on our Chief Executive Officer, Chandanni Miglino to develop new products and market our brand.

Many of the Company’s current products and planned future products are based on the lifestyle of Ms. Miglino. The Company depends on the positive image and popularity of Ms. Miglino to maintain and increase brand recognition. Customers may be drawn to our products because of her involvement in our Company. If Ms. Miglino’s image, reputation or popularity is materially and adversely affected, this could negatively affect the marketability and sales of our products and the Company.

We are dependent on our Chief Executive Officer, Chandanni Miglino, and the loss may may prevent us from implementing our business plan in a timely manner, or at all.

Our success depends largely upon the continued services of our executive officers Chandanni Miglino. Ms. Miglino could terminate their employment with us at any time. We do not maintain key person life insurance policies on Ms. Miglino. The loss of Ms. Miglino could seriously harm our business and may prevent us from implementing our business plan in a timely manner, or at all.

If the reputation of our brand erodes significantly, it could have a material impact on our results of operations.

Our financial success is directly dependent on the consumer perception of our brand. The success of our brand may suffer if our marketing plans or product initiatives do not have the desired impact on our brand’s image or its ability to attract consumers. Further, our results could be negatively affected if our brand suffers substantial damage to its reputation due to real or perceived quality issues, adverse publicity about our products, packaging or ingredients, our failure to maintain the quality of our products, the failure of our products to deliver consistently positive consumer experiences, the products becoming unavailable to consumers, or perception that the Company, Ms. Miglino or any of our employees are perceived to act in an irresponsible or objectionable manner. In addition, it is possible for such information, misperceptions and opinions to be shared quickly and disseminated widely due to the continued growing use of social and digital media. Negative posts or comments about the Company or any of its employees or Ms. Miglino, or our products or packaging on social or digital media could seriously damage our brands and reputation.

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We depend upon internet search engines and other providers of digital advertising to attract a significant portion of our potential customers to our website, and any change in the prominence of our website in either paid or algorithmic search result listings or an increase in purchasing digital ads could cause the number of visitors to our website and our revenue to decline.

We depend in significant part on various internet search engines, such as Google, and other providers of digital advertising to direct a significant number of potential customers to our website. Search websites typically provide two types of search results, algorithmic and paid listings. Algorithmic, or organic, listings are determined and displayed solely by a set of formulas designed by search companies. Paid listings can be purchased and then are displayed if particular words are included in a user’s internet search. Placement in paid listings is generally not determined solely on the bid price, but also takes into account the search engines’ assessment of the quality of the website featured in the paid listing and other factors. We rely on both algorithmic and paid search results, as well as digital advertising on other websites and through other providers, to direct a substantial share of the visitors to our website.

Our ability to maintain the number of visitors to our website from internet search websites and other websites is not entirely within our control. For example, internet search websites frequently revise their algorithms in an attempt to optimize their search result listings or to implement their internal standards and strategies. Changes in the algorithms could cause our website to receive less favorable placements, which could reduce the number of users who visit our website. We have experienced and continue to experience fluctuations in the search result rankings for our website.

In addition, the prominence of the placement of our advertisements is in part determined by the amount we are willing to pay for the advertisement. We bid against our competitors for the display of paid search engine advertisements and some of our competitors have greater resources with which to bid and better brand recognition than we have. Additionally, as we increase the number of third-party distributors of our products, they have occasionally targeted similar individuals or use similar key words. If competition for the display of paid advertisements in response to search terms related to our online services increases, our online advertising expenses could rise significantly, and we may be required to reduce the number of our paid search advertisements. If we reduce our advertising with search engines, our consumer traffic may significantly decline, or we may be unable to maintain a cost-effective search engine marketing program.

On October 20, 2020, the United States Department of Justice brought an antitrust lawsuit against Google claiming that Google improperly uses its monopoly over internet search to impede competition and harm consumers. Our cost of advertising on Google may remain high if Google’s monopoly over internet searches is not prevented and competitive search engines are not allowed to compete. Alternatively, if Google is required because of this lawsuit to split up the company or sell assets, there is no assurance this will decrease advertising costs and it may lead to increased costs due to an increased number of service providers who obtain oligopoly power to control advertising costs. Although this lawsuit may lower our advertising costs, there is risk that it may not and would lead to increased costs which would reduce our profitability and harm our business.

Other factors, such as search engine technical difficulties, search engine technical changes and technical or presentation changes we make to our website, could also cause our website to be listed less prominently in algorithmic search results. Any adverse effect on the placement of our website in search engine results could reduce the number of users who visit our website and drive up the cost of customer acquisition. If visits to our website decrease, our revenue may decline, and we may need to resort to more costly sources to acquire new customers and such decreased revenue and/or increased expense could materially and adversely affect our business and profitability.

Our customer acquisition costs may increase and our customer lifetime values may decrease, harming our margins and results.

Our business is dependent upon the success of our sales and customer acquisition and retention strategies, and our marketing efforts are focused on building our brand and acquiring new customers. As our business grows, our marketing dollars may become less effective as we run out of sources of free or low-cost traffic to our websites and are compelled to use less proprietary and more competitive sources of customer acquisition. In addition, customers acquired through more competitive channels may have lower retention rates compared to customers acquired through low-cost channels such as the social media presences of Ms. Miglino, leading to lower customer lifetime values. To the extent our customer acquisition costs increase or our lifetime customer values decrease, our margins and results of operations will be harmed.

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Our customers generally are not obligated to continue purchasing products from us.

Many of our customers are individuals that buy from us under purchase orders, and we generally do not have long-term agreements with or commitments from these customers for the purchase of products. We cannot provide assurance that our customers, including customers that participate in our subscription programs, will maintain or increase their sales volumes or orders for the products supplied by us or that we will be able to maintain or add to our existing customer base. Decreases in our customers’ sales volumes or orders for products supplied by us may have a material adverse effect on our business, financial condition or results of operations.

Failure to maintain sufficient internal production capacity, source appropriate external production capacity, or to enter into third-party agreements on terms that are beneficial for us may result in our inability to meet customer demand and/or may increase our operating costs and capital expenditures.

We intend to rely on internal production capacity until sales exceed our limits and then we can use a larger manufacturing facility to meet demands. and, to a lesser extent, third-party co-packers to fulfill our growing production needs. We have plans to expand our own production facilities, but in the short-term may need to increase our reliance on third parties to provide production and supply certain services, commonly referred to as “co-packing” agreements, for a number of our products, including our liquid products. A failure by us or our co-packers to comply with food safety, environmental, or other laws and regulations, or to produce products of the quality and taste-profile we expect, or with efficiency and at costs we expect, may also disrupt our supply of products. In addition, we may experience increased distribution and warehousing costs due to capacity constraints resulting from our growth. We anticipate needing to enter additional co-packing, warehousing or distribution agreements in the future, and we can provide no assurance that we would be able to find acceptable third-party providers or enter into agreements on satisfactory terms or at all. In addition, we may need to expand our internal capacity, which could increase our operating costs and could require significant capital expenditures. If we cannot maintain sufficient and satisfactory production, warehousing and distribution capacity, either internally or through third party agreements, we may be unable to meet customer demand and/or our manufacturing, distribution and warehousing costs may increase, which could negatively affect our business.

If we face labor shortages or increased labor costs, our results of operations and our growth could be adversely affected.

Our ability to meet our labor needs while controlling labor costs is subject to external factors, such as employment levels, prevailing wage rates, minimum wage legislation, changing demographics, health and other insurance costs and governmental labor and employment requirements. In the event of increasing wage rates, if we fail to increase our wages competitively, the quality of our workforce could decline, and we would experience significant turnover, while increasing our wages could cause our earnings to decrease. Our business is also located in a small suburban area that has limited access to skilled and unskilled labor. If we face labor shortages or increased labor costs because of increased competition for employees from our competitors and other industries, higher employee-turnover rates, or increases in the federal- or state-mandated minimum wage, change in exempt and non-exempt status, or other employee benefits costs (including costs associated with health insurance coverage or workers’ compensation insurance), our operating expenses could increase and our business, financial condition and results of operations could be materially and adversely affected.

Our financial success depends on our ability to successfully predict changes in consumer preferences and develop successful new products and marketing strategies in response.

Consumer preferences evolve over time and the success of our products depends on our ability to identify the tastes and dietary habits of consumers and to offer products that appeal to their preferences and address their concerns. We must also adapt our marketing strategies to these fluid consumer preferences as they develop. Recent trends in consumer preferences that may impact us include:

●	dietary trends and increased attention to nutritional values, such as sugar, fat, protein, fiber, carbohydrate, or calorie content;

●	concerns about obesity and the health effects of specific ingredients and nutrients, such as sugar and other sweeteners, ingredients derived from genetically modified organisms (GMOs), gluten, grains, dairy, soybeans, nuts, oils, vitamins, fiber, and minerals; and

●	increasing awareness of the environmental and social effects of product production, including agricultural production by food manufacturers and their suppliers.

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The development and introduction of new products could require substantial research and development and other expenditures, including capital investment and marketing and warehouse slotting investments. In addition, the success of our innovation and product development efforts depends upon our ability to anticipate changes in consumers’ preferences, the technical capability of our research and development staff in developing, formulating and testing new products, and our ability to introduce the resulting products in a timely manner. If our products fail to meet consumer preferences, or we fail to introduce new and improved products on a timely basis, then the return on that investment will be less than anticipated and our strategy to grow sales and profits through product innovations and extensions will be less successful.

Consumer preferences for natural and organic food products are difficult to predict and may change.

Our business is primarily focused on sales of organic and natural products, and our success depends, in part, on our ability to offer products that anticipate the tastes and dietary habits of consumers and appeal to their preferences on a timely and affordable basis. Consumer trends change based on a number of possible factors, including nutritional values, a change in consumer preferences or general economic conditions. Our failure to deliver quality products could erode consumer trust in such products. A significant shift in consumer demand away from our products would harming our business.

Technology failures or security breaches could disrupt our operations and negatively impact our business.

Our information technology systems may be vulnerable to a variety of interruptions, as a result of or due to events beyond our control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers, cyber-attacks, and other security issues. These events could compromise our confidential information, impede or interrupt our business operations, and may result in other negative consequences, including remediation costs, loss of revenue, litigation and reputational damage. Furthermore, if a breach or other breakdown results in disclosure of confidential or personal information, we may suffer reputational, competitive and/or business harm.

Regulatory Risks

Our products and operations maybe subject to government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could adversely affect our business and results of operations.

We are affected by a wide range of governmental laws and regulations. Examples of regulatory agencies influencing our operations include the United States Department of Agriculture (the “USDA”), the Food and Drug Administration (the “FDA”), the Federal Trade Commission (the “FTC”), and the Environmental Protection Agency, among others. These agencies regulate, among other things, with respect to products used or ingested by humans:

●	design, development and manufacturing;

●	testing, labeling, content and language of instructions for use and storage;

●	product safety;

●	marketing, sales and distribution;

●	record keeping procedures;

●	advertising and promotion;

●	recalls and corrective actions; and

●	product import and export.

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These laws and regulations may affect various aspects of our business. For example, certain ingredient included in our products and cosmetics may be regulated under the United States Federal Food, Drug, and Cosmetic Act (“FDCA”), as administered by the FDA. Under the FDCA, pre-marketing approval by the FDA is required for the sale of a food ingredient which is a food additive unless the substance is generally recognized as safe, under the conditions of its intended use by qualified experts in food safety. We believe that most food ingredients in our products are generally recognized as safe. However, we cannot be sure of this status. As a result, we may be adversely affected if the FDA determines that our food ingredient products do not meet the criteria for generally recognized as safe.

The regulations to which we may be subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales. The failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement actions and third-party lawsuits such as:

●	warning letters;

●	fines;

●	injunctions;

●	civil penalties and civil lawsuits;

●	termination of distribution;

●	recalls or seizures of products;

●	delays in the introduction of products into the market; and

●	total or partial suspension of production.

Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and harm our reputation, business, financial condition and results of operations. We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. In addition, we could be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

The FDA may also take issue with the description of our products as “Superfood” or any derivative name, as “superfood” is, to our knowledge, still undefined by regulatory agencies. In addition to any regulatory costs, if the Company were required to change its packaging, there would likely be, or could be, among other results, a negative effect on the Company’s branding and customer perception.

Our reputation could suffer from real or perceived issues involving the labeling or marketing of our products.

Products that we sell carry claims as to their origin, ingredients or health benefits, including, by way of example, the use of the term “organic”, or similar synonyms or implied statements relating to such benefits. USDA regulations set forth the minimum standards producers must meet in order to have products labeled as “organic”. Although we believe we are in compliance with these regulations, we do not maintain an internal regulatory compliance department and there can be no assurance that we do in fact meet such regulations. We could lose our ability to use the label “organic” if we do not use raw materials that are certified organic, or if key ingredients used in our products are no longer allowed to be used in food certified as “organic.” The loss of our “organic” descriptor could materially and adversely affect our business, financial condition or results of operations.

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Litigation and regulatory enforcement concerning marketing and labeling of food products could adversely affect our business and reputation.

The marketing and labeling of any food product in recent years has brought increased risk that consumers will bring class action lawsuits and that the FTC and/or state attorneys general will bring legal action concerning the truth and accuracy of the marketing and labeling of the product. Examples of causes of action that may be asserted in a consumer class action lawsuit include fraud, unfair trade practices and breach of state consumer protection statutes. The FTC and/or state attorneys general may bring legal action that seeks removal of a product from the marketplace and impose fines and penalties. Even when unmerited, class claims, action by the FTC or state attorneys general enforcement actions can be expensive to defend and adversely affect our reputation with existing and potential customers and consumers and our corporate and brand image, which could have a material and adverse effect on our business, financial condition or results of operations.

Risks Relating to the Ownership of Our Common Stock

The two class structure of our common stock has the effect of concentrating voting control with our founders; this will limit your ability to influence corporate matters.

Our Class B common stock has 10 votes per share and our Class A common stock, which is the stock being sold in this offering, has one vote per share. The holders of Class B common stock collectively hold 100% of the voting power of our outstanding capital stock. Assuming we selling the maximum amount of Class B common stock being offered, the Class B common stock will hold [●] of the voting power of our outstanding capital stock. As a result, the holders of our Class B common stock will have significant influence over the management and affairs of the company and control over matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our Company or its assets, for the foreseeable future. This concentrated voting control will limit your ability to influence corporate matters.

There is no public market for the company’s securities and no assurance can be given that one will ever develop.

The Company is a private company. There is no market for our common stock. Without a market for our shares, there is only a limited ability of a security holder to sell their securities, if any, as those transfers or sales would be made privately. Therefore, an investment in our common stock should be considered as totally illiquid, and investors are cautioned that they may not be able to liquidate their investment readily, or at all, when the need or desire to sell arises. Moreover, no assurances can be given that a public market for our securities will ever materialize. Additionally, even if a public market for our securities develops and our securities become traded, the trading volume may be limited, making it difficult for an investor to sell their shares.

The company does not intend to pay cash dividends on its common stock in the foreseeable future.

Any payment of cash dividends will depend upon the Company’s financial condition, results of operations, and capital requirements and will be at the discretion of the Board of Directors. The Company does not anticipate paying cash dividends on its Class A common stock in the foreseeable future. Furthermore, the Company may incur additional indebtedness that may severely restrict or prohibit the payment of dividends.

The concentration of our stock ownership limits our shareholders’ ability to influence corporate matters.

Our founder, sole officer and director has significant influence over the company through her ownership of shares of our Class B Common Stock. As of October 2023, Ms. Miglino own shares of our common stock which represented 100% of the voting power of our outstanding capital stock. As a consequence, Ms. Miglino will have the power to affect our management and affairs and overall matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our Company or our assets, for the foreseeable future. This concentrated control limits or restricts our shareholders’ ability to influence corporate matters and, as a result, we may take actions that our shareholders do not view as beneficial.

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Risks Relating to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds” on page 25 and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in investment-grade, interest-bearing securities. These investments may not yield a favorable return to our securityholders.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of California, regardless of convenience or cost to you, the investor.

In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of California, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement, including those related federal securities laws. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of California, which governs the agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

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If you bring a claim against the Company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities, or by the Company, of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, if the convertible notes are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the Shares, that were in effect immediately prior to the transfer of the Shares, including but not limited to the subscription agreement.

DIRECTORS, EXECUTIVE OFFICERS AND EMPLOYEES

The follow table identifies or Executive Officers and Directors:

Name	Position	Age
Chandanni Miglino	Chief Executive Officer and Sole Director	50

MANAGEMENT PROFILES

Chandanni Miglino Chandanni Miglino served as our sole managing member since inception in 2014 until October of 2022 when we converted from a limited liability company to a corporation at which time she assumed the role of sole director and Chief Executive Officer. Over 6-years’ experience in the organic beauty and wellness industry. International lifestyle expert, speaker, and board certified Ayurvedic practitioner. Creating beauty and wellness products dedicated to integrated whole health. Co-Founder of Chandanni Scholarship fund, bringing at-risk youth to India once a year to experience mindfulness and diversity. Graduated from UC Berkeley with a bachelor’s degree in Architecture.

CEO and Founder WeBeFree LLC 01/2016-10/2023

Co Founder Golden Bridge Yoga 03/2005-10/2008

Publisher at Common Ground Magazine 02/2009-04/2012

Ayurvedic Practitioner 06/2012-Present

Co Founder Chandanni Scholarship Fund 01/2015- Present

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OWNERSHIP AND CAPITAL STRUCTURE

Ownership

The following table shows who owns over 20% the Company’s equity securities as of February 12, 2022:

Name of beneficial owner	Title of class	Amount and nature of beneficial ownership	Percent voting power
Chandanni Miglino	Class B Common Stock	3,996,000 shares	100%

Capital Structure

The following table describes our capital structure as of December 31, 2022:

Class of Equity	Authorized Limit	Issued and Outstanding	Committed, Not-Issued	Available
Equity	33,996,000	3,996,000	0	30,000,000
Debt	0	0	0	0

USE OF PROCEEDS

The Company anticipates using the proceeds from this offering in the following manner:

Purpose or Use of Funds	Allocation After Offering Expenses for $_25,000	Allocation After Offering for a $5,000,000 Raise
Sales and marketing (Including for Reg CF)	$9,675	$1,935,000
General Administration	$2,250	$450,000
Material	$675	$135,000
Inventory/Manpower/Facilities	$9,900	$1,980,000
Transaction expenses/fees	$2,500	$500,000

The identified uses of proceeds are subject to change at the sole discretion of the officers and directors based on the business needs of the Company.

FINANCIAL DISCUSSION

Our audited financial statements for 2020 and 2021are found in Exhibit A to the Form C of which this Offering Memorandum forms a part. The financial statements were audited by Ernest L. Tomkiewicz, CPA The following discussion should be read in conjunction with our audited financial statements and related notes included in this Offering Memorandum.

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Liquidity

The Company was initially formed as a single member California LLC on Jan 24th, 2014. The business did not start sales until March of 2018 as it was in research and development prior to this time. The company has converted into a Delaware corporation as of November 21st, 2022.

As of now, we have minimal operations mostly relating to operating the sales and production named Chandanni Organics Inc. and other operations associated with general startup and organizational matters. We have minimal revenues and approximately $10,000 of liquid resources (cash).

We intend to use the proceeds of this Offering to develop our business ecosystem that is focused on the organic beauty and wellness space as described in our business plan as soon as the offering closes. We may also use debt to finance a portion of the costs of development.

If we cannot raise money in this Offering, or cannot borrow money on the terms we expect, then all attempts would be made to mitigate the losses to our shareholders.

Capital Resources

As of now, we have spent resources on marketing, brand development, operations and production. We expect to increase our sales and revenue as soon as we raise money from investors in this Offering. Other than the proceeds we hope to receive from the offering, our only other source of capital may be pursuing other fundraising strategies and or founder to continue to fund the operations.

Historical Results of Operations

The Company is in the startup stage and does not have a long history of operations.

The Company only has minimal revenue to date.

Changes and Trends

We are not aware of any changes or trends in the financial condition or operations of the Company since the date of the financial information provided in this Form C– The Company’s Financial Statements

Financial Statements

Our financial statements are attached to this Formc C.

Milestones

Developed and Online Program to accompany our Liver Detox Program

Growing our online presence including Social Media Platforms

In conversation with QVC for product sales

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RELATED PARTY TRANSACTIONS

From time to time the Company may engage in transactions with related persons. Related persons are defined as any manager, director, or officer of the Company; any person who is the beneficial owner of 10 percent or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons.

Not applicable

RECENT OFFERING OF SECURITIES

Not applicable

SECURITIES BEING OFFERED AND RIGHTS OF THE SECURITIES OF THE COMPANY

The following descriptions summarize important terms of our capital stock. This summary reflects Chandanni Organic’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and does not purport to be complete and is qualified in its entirety by the Certificate of Incorporation and its Bylaws. For a complete description the Company’s capital stock, you should refer to its Certificate of Incorporation and Bylaws and applicable provisions of the Delaware General Corporation Law.

General

The following is a summary of the rights of our common stock and preferred stock and related provisions of our certificate of incorporation and bylaws.

Our certificate of incorporation provides that we will have two classes of common stock: Class A common stock, which has one vote per share, and Class B common stock, which has ten votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis. Otherwise, the rights of the two classes of common stock will be identical. The rights of these classes of common stock are discussed in greater detail below.

Our authorized capital stock consists of 33,996,000 shares, each with a par value of $0.001 per share, of which:

●	25,000,000 shares are designated as Class A common stock;
●	3,996,000 shares are designated as Class B common stock; and
●	5,000,000 shares are designated as preferred stock.

As of February 9, 2023, we had outstanding (i) no shares of Class A common stock, (ii) 3,996,000 shares of Class B common stock held of record by 1 stockholder (our CEO), and (iii) no shares of preferred stock outstanding.

Common Stock

Voting Rights

Holders of our Class A and Class B common stock have identical rights, except that holders of our Class A common stock are entitled to one (1) vote per share and holders of our Class B common stock are entitled to ten (10) votes per share. Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. Delaware law could require either our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

●	If we amended our certificate of incorporation to increase the authorized shares of a class of stock, or to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment.

●	If we amended our certificate of incorporation in a manner that altered or changed the powers, preferences or special rights of a class of stock in a manner that affects them adversely then that class would be required to vote separately to approve the proposed amendment.

We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

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Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock shall be entitled to share equally in any dividends that our board of directors may determine to issue from time to time. In the event that a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock shall receive Class B common stock, or rights to acquire Class B common stock, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of Class A common stock and Class B common stock shall be entitled to share equally all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

Subdivision or Combinations.

Upon the subdivision or combination of the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

Conversion

Our Class A common stock is not convertible into any other shares of our capital stock.

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including the following:

●	Transfers between one Class B Stockholder to another Class B Stockholder.

●	Transfers for tax and estate planning purposes, including to trusts, corporations and partnerships controlled by a holder of Class B common stock.

The death of any holder of Class B common stock who is a natural person will result in the conversion of his or her shares of Class B common stock to Class A common stock. Once transferred and converted into Class A common stock, the Class B common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Preferred Stock

Our board of directors will have the authority, without approval by the stockholders, to issue up to a total of 5,000,000 shares of preferred stock in one or more series. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred stock. Our board could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Chandanni Organics. We have no current plans to issue any shares of preferred stock.

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Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. In particular, our dual class common stock structure will concentrate ownership of our voting stock in the hands of our founder and current CEO, board members, and employees. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Dual Class Structure

As discussed above, our Class B common stock has ten votes per share, while our Class A common stock, which is the class of stock the Selling Stockholders are selling pursuant to this prospectus and which will be the only class of stock which is publicly traded, has one vote per share. Our Class B common stock is 100% controlled by our founder and CEO, representing 100% of the voting power of our outstanding capital stock as of February 9, 2023. Because of our dual class structure, our founder, will continue to be able to control all matters submitted to our stockholders for approval even if the holders of Class B common stock come to own significantly less than 50% of the shares of our outstanding common stock. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

Special Approval for Change in Control Transactions

In the event a person seeks to acquire us by means of a merger or consolidation transaction, a purchase of all or substantially all of our assets, or an issuance of stock which constitutes 2% or more of our outstanding shares at the time of issuance and which results in any person or group owning more than 50% of our outstanding voting power, then these types of acquisition transactions must be approved by our stockholders at an annual or special meeting. At this meeting, we must obtain the approval of stockholders representing the greater of:

●	A majority of the voting power of our outstanding capital stock; and

●	60% of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting and entitled to vote.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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Delaware Anti-Takeover Statute

In the event that we become a publicly traded company or under certain other conditions as set forth in Section 203 of the Delaware General Corporation Law, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

●	Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

●	On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent

The Company has engaged Colonial Stock Transfer Co, Inc. as its transfer agent to maintain current records of investors.

Transferability of securities

For a year, the securities can only be resold:

●	In an IPO or other public offering registered with the SEC;

●	To the Company;

●	To an accredited investor; and

●	To a member of the family of the investor or the equivalent, to a trust controlled by the investor, to a trust created for the benefit of a member of the family of the investor or the equivalent, or in connection with the death or divorce of the investor or other similar circumstance.

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DILUTION

Investors should understand the potential for dilution. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2021 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

●	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

●	In June 2022 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the aggregate total amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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Valuation

The valuation of a firm is an estimation of its expected future cash flows - based upon current market expectations for the firm’s performance and associated risks. However, the future cannot be accurately predicted, and each firm is inherently unique compared to its peer group. Further, different investors may value the firm differently reflecting different assumptions or risk profiles.

There are two main approaches to valuing a firm: (i) relative valuation and (ii) discounted cash flow analysis. In many cases both approaches may be applied to estimate a valuation.

Relative valuation attempts to value a firm based on its price compared to its financials (such as revenues, earnings, book value and enterprise value). Examples include relative valuation multiples such as price-to-earnings, price-to-sales, price-to-book, and enterprise value-to-EBITDA. These multiples are compared to other companies within the firm’s peer group to estimate a firm’s value, or to estimate if the firm is under- or over-valued.

By comparison, the discounted cash flow (DCF) approach views the firm independently and uniquely based on the present value of its expected future cash flows, and uses peer group market multiple to estimate its Exit valuation (or “Terminal Value”) .

If a firm has established operations with current assets and a history of operating revenues and cash flows, then its current valuation may be estimated using a relative valuation, DCF, or a combination of both approaches.

By comparison, if a firm is early-stage with little of any operating revenues and assets, then its current valuation may be estimated using a DCF approach.

How we determined the offering price

Chandanni Organic. is an early-stage firm with limited operating revenues and operating assets. As a result, our offering price of $2 per share was based upon an estimated pre-money valuation of $8_ million, determined internally by the Company using a revenue multiple method of comparable companies

●	Management’s best estimates for five-year forecast of Revenues, Operating Expenses and Capital Costs
●	Estimated Terminal Valuation, conservatively estimated at forecast year 5 using a minimum Exit Revenue multiple of 1.5, based upon an internal Comparative Company Analysis of recent public and private transactions within The LOHAS & Wellness sector (median range 2.1 x)

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REGULATORY INFORMATION

Disqualification

Neither the Company nor any of our officers or managing members is disqualified from relying on Regulation CF.

Annual Reports

Once we sell securities in this offering, we will be required to provide an annual report on Form C-AR no later than 120 days after December 31 of each year. The report will be filed on EDGAR and posted on our website www.chandanni.com . The annual report will contain information similar to what is contained in the offering statement, although neither an audit nor a review of the financial statements is required. We must comply with the annual reporting requirement until one of the following occurs:

1.	We are required to file reports under Exchange Act Sections 13(a) or 15(d);

2.	We have filed at least one annual report and have fewer than 300 holders of record;

3.	We have filed at least three annual reports and have total assets that do not exceed $10 million;

4.	We or another party purchases or repurchases all of the securities issued pursuant to Regulation Crowdfunding, including any payment in full of debt securities or any complete redemption of redeemable securities; or

5.	We liquidate or dissolves in accordance with state law.

Compliance failure

Chandanni Organics, Inc. has not previously failed to comply with the requirements of Regulation CF.

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INVESTING PROCESS

Information Regarding Length of Time of Offering

Investment Cancellations

Investors will have up to 48 hours prior to the end of the offering period to change their minds and cancel their investment commitments for any reason. Once the offering period is within 48 hours of ending, investors will not be able to cancel for any reason, even if they make a commitment during this period.

Notifications

Investors will receive periodic notifications regarding certain events pertaining to this offering, such as the Company reaching its offering target, the Company making an early closing, the Company making material changes to its Form C, and the offering closing at its target date.

Material Changes

Material changes to an offering include but are not limited to a change in minimum offering amount, change in security price, change in management, etc. If an issuing Company makes a material change to the offering terms or other information disclosed, including a change to the offering deadline, investors will be given five business days to reconfirm their investment commitment. If investors do not reconfirm, their investment will be cancelled, and the funds will be returned.

Rolling and Early Closings

The Company may elect to undertake rolling closings, or an early closing after it has received investment interests for its target offering amount. During a rolling closing, those investors that have committed funds will be provided five days’ notice prior to acceptance of their subscriptions, release of funds to the Company, and issuance of securities to the investors. During this time, the Company may continue soliciting investors and receiving additional investment commitments. Investors should note that if investors have already received their securities, they will not be required to reconfirm upon the filing of a material amendment to the Form C. In an early closing, the offering will terminate upon the new target date, which must be at least five days from the date of the notice.

Investor Limitations

Investors are limited in how much they can invest on Regulation CF offerings during any 12-month period. The limitation on how much they can invest depends on their net worth (excluding the value of their primary residence) and annual income. If either their annual income or net worth is less than $107,000, then during any 12-month period, they can invest up to the greater of either $2,200 or 5% of the greater of their annual income or Net worth. If both their annual income and net worth are equal to or more than $107,000, then during any 12-month period, they can invest up to 10% of annual income or net worth, whichever is greater, but their investments cannot exceed $107,000. If the investor is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act, as amended, no investment limits apply.

Updates

Information regarding updates to the offering and to subscribe can be found here, https://castleplacement.com/portfolio/realbrain/

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IMPORTANT INFORMATION FOR INVESTORS REGARDING CASTLE PLACEMENT

Castle Placement, LLC (Castle) is registered with the U.S. Securities and Exchange Commission (“SEC”) as a broker-dealer and is also a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). We raise private equity and debt capital for our clients. Our private placements are offered under Regulation D, Regulation A, Regulation Crowdfunding.

Castle does not make recommendations of securities to investors

The company issuing securities is Castle’s client

If you are an investor, you are not a customer or client of Castle

When someone invests in one of our transactions Castle receives a success fee (a percentage of the amount invested). This creates an inherent conflict of interest for Castle, and the investor should consider this when making his or her investment decision.

Castle does not make any recommendations whatsoever regarding your investment. All of our activities are done in a broker-dealer capacity. We are not an investment adviser and we do not provide investment advisory services. Our client in an offering is the issuer, not the investor.

Our brokerage services are the primary focus of this guide. Our Form CRS contains additional important information about the types of services we offer, along with general information related to compensation, potential conflicts of interest, disciplinary action, and other reportable legal information. Form CRS is available via website at Investor.gov/CRS.

Castle encourages you to review the information in this guide carefully, along with any applicable account agreement(s) and disclosure documentation that you may receive from us or that is contained on our website. Please review this guide carefully, as it summarizes important information concerning the scope and terms of the brokerage services we offer and details the potential conflicts of interest that may arise through our delivery of brokerage services.

Brokerage Services

Castle provides the opportunity for investors to make self-directed investments in unregistered securities offerings, including private placements offered under Regulation D, Regulation A, and Regulation Crowdfunding. We offer limited investment products and services. A private placement is a non-public offering of securities exempt from full SEC registration requirements. “Institutional Investors” is defined in FINRA Rule 4512(c) and includes (i) a bank, savings and loan association, insurance company or registered investment company; (ii) an investment adviser registered either with the SEC or with a state securities regulatory agency; or (iii) any other person (whether a natural person, corporation, partnership, trust or otherwise) with total assets of at least $50 million. “Accredited Investors” is defined in SEC Rule 501(a) and includes natural persons with a net worth of more than $1 million (not including the person’s primary residence) or with an annual income at least $200,000 each year for the last two years (or $300,000 combined income with the person’s spouse or spousal equivalent) and have the expectation to make the same amount during the current year.

Most private placements have a minimum investment amount which can vary by issuer and placement. Investment minimums may be waived and will be listed in the private placement memorandum (“PPM”) or similar offering documents.

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Castle offers its private placements on a best-efforts basis. This means that we do not guaranty or agree to raise all the money requested by the issuer.

As an investor, we do NOT enter into a fiduciary relationship with you. We do NOT make recommendations of securities to you. The company issuing securities is Castle’s client. You are not a customer or client of Castle. Once you subscribe for a private placement, we will not monitor your investment for you.

It is important for you to understand that our Registered Representatives do not make recommendations to you. Since you are not a customer or client of Castle, we are not able to consider reasonably available alternatives to a particular investment opportunity. Castle does not have comprehensive information regarding your investment objectives, risk tolerance, liquidity needs, time horizon, financial needs, tax status, and other financial information that would be required to make an investment recommendation to an investor.

You may accept or reject any investment, in your sole and absolute discretion. It is also your responsibility to monitor your investments, and we encourage you to do so regularly. We do not provide ongoing monitoring of any securities. If you prefer ongoing monitoring of your investments, you should speak with a financial professional about whether an advisory services relationship is more appropriate for you.

We may, from time to time, provide you with additional information and resources to assist you with managing your investment. This may include without limitation educational resources, financial reports, summaries and/or updates about the issuer. When we offer this information, we do so as a courtesy to you. These activities are not designed to monitor specific investment holdings, and they do not contain specific investment recommendations about investment.

You should not consider any information that we make available to you, or any of our activities, a recommendation to invest in, trade, or hold any particular security.

Castle does not offer all types of securities. Instead, we offer limited investment opportunities including private placements, unregistered interests and certain other securities. Other security products or brokerage services may be more suitable for you, given the limited scope of our offerings.

Investment Risks

There are very significant risks involved in investing in Castle offerings. It is extremely important for you to understand these risks. All investment recommendations and activities involve risk, including the risk that you may lose your entire principal. Private placements, equity crowdfunding, and other unregistered interests are higher-risk investments. Although these investments may have the potential for higher returns, they also have the real potential for greater losses, including the very real risk that you will lose your entire investment. You should only consider investing in higher-risk investments offering the potential for greater returns if your “risk tolerance” (meaning the amount of risk or loss you are willing and able to accept in order to achieve your investment goals) is extremely high. Castle encourages you to carefully consider your investment objectives and risk tolerance before investing.

Risks and Illiquidity

Equity crowdfunding investments and private placements are extremely speculative, illiquid, and include significant and unique risks, including the total loss of investment. While Castle takes reasonable care in determining the investment opportunities that we offer, equity crowdfunding and private placements involve significant risk, and you may lose your entire investment.

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There is no guarantee that any equity crowdfunding and private placement will meet your investment goals, or that the securities we offer will perform as anticipated. Please consult any available PPM or other offering documents for any security for a discussion of risks associated with the investment.

The PPM or other offering documents contain important information about a particular company’s or investment’s business, operations, financial condition, and risks. The following risks represent a summary of risk factors, but are not meant to be all inclusive:

Equity Crowdfunding and Private Placement Investments are Generally Risky and there is No Guarantee of Success. These investments bear the risk of partial or complete loss of capital. There is no guarantee that an investment will be profitable, and the entire investment may be lost.

Illiquid Securities

Equity crowdfunding and private placements have limited transferability. As a result, investors may not be able to liquidate their interest in an issuer. Because of a variety of restrictions upon the transferability of the issuance, including restrictions imposed by federal securities laws, an investor may be required to retain their investment indefinitely. As a result, there may never be a market of any kind for the purchase and sale of the interests, and prospective investors must understand that this increases the overall risk of the investment.

The Economy and Volatile Capital Markets. Conditions in the global capital markets and the economy generally materially affect all issuers. Similarly, concerns over inflation, energy costs, geopolitical issues, the availability, and the cost of credit may contribute to increased volatility and diminished expectations for the economy the markets or this investment going forward. These factors, among others not listed, may contribute to the increased likelihood of failure by the issuer, and loss of the entire investment. Small and new businesses may be particularly susceptible to such factors and conditions.

Forward-Looking Statements. The materials provided to the investor may contain forward-looking statements including without limitation words and expressions such as “will be”, “believe”, “anticipate”, “intend”, “plan”, “seek”, “expects”, “estimates”, “projects” and similar words and expressions. Such statements regarding future events and/or the future financial performance of an issuer are subject to certain risks and uncertainties which could cause actual events or the actual future results of the investment and the issuer to differ materially from such forward-looking statements. Certain of these risks include changes in the markets in which the issuer operates, technological advances, changes in applicable regulations and new entries into the market. In light of the significant risks and uncertainties inherent in the forward-looking statements included, the inclusion of such statements should not be regarded as a representation by the issuer or any other person that the objective and plans of the issuer will be achieved, and the investor should understand that there is a significant risk that they will not be achieved.

The risks of each issuer, equity crowdfunding and private placement are unique. Accordingly, it is extremely important for the investor to review the PPM or other offering material, understand the unique risks of the particular investment under consideration, and ask additional questions about the business practices and risks associated with any equity crowdfunding and private placement.

Castle Compensation/Brokerage Fees

Equity crowdfundings and private placements provide a way to invest in private companies, but they involve significant risks, fees and costs – and as such are not for everyone. You will pay transaction-based fees when you subscribe to a private placement. These transaction-based fees are generally referred to as a “commission” or a “sales concession.” The fees in these types of transactions are substantial.

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Castle receives sales compensation for each placement based on the amount of money invested. The amount of compensation is generally 3-10% of your initial investment, but the exact amount varies by issuer. The specific fees and expenses associated with a private placement are listed in the PPM or similar offering document. Exact terms of fees and expenses vary between each equity crowdfunding and private placement offering, and should be considered carefully as part of your investment decision.

Conflicts of Interest

A conflict of interest is a situation in which Castle engages in a transaction or activity where our interest is materially averse to your interest. Potential conflicts of interest may exist when we provide services to you. The mere presence of a conflict of interest does not imply that harm to your interests will occur, but it is important that we acknowledge the presence of such conflicts. Moreover, our regulatory obligations require that we establish, maintain, and enforce written policies and procedures reasonably designed to address potential conflicts of interest associated with any recommendations to you. We take these obligations very seriously.

Typically, our conflicts of interest are the result of compensation structures and other financial arrangements among Castle, our Registered Representatives, our clients and third parties. Securities rules allow for us, our Registered Representatives, and our affiliates to earn compensation when we provide brokerage services to you. However, the compensation that we and our Registered Representatives receive from you varies based upon the product or service you purchase, which may create a financial incentive for Castle to sell products and services to you that generate greater compensation. This could significantly impact your investment returns.

Castle is committed to taking appropriate steps to identify, mitigate and avoid conflicts of interest. Below you will find additional information related to potential conflicts of interest. This information is not intended to be an all- inclusive list of potential conflicts, but generally describes those conflicts that may be material to you. In addition to this disclosure, conflicts of interest are disclosed to you in various agreement(s) and disclosure documents and other information we make available to you, including on our website at www.castleplacement.com.

Compensation We Receive From Clients.

Transaction-based conflicts. As an investor, you may pay certain fees (commissions and sales concessions) in connection with investing in an equity crowdfunding or private placement. Where these fees apply, the more transactions you enter into, the more compensation received by Castle and the Registered Representative. This compensation may create an incentive for us to sell equity crowdfundings and private placements to you.

Castle Registered Representatives are compensated based on the percentage of revenue generated from sales of products and services. This compensation may vary by the product or service. Equity crowdfundings and private placements typically carry higher fees than other types of securities. Therefore, Registered Representatives may be incentivized to sell these products over other brokerage products. We have entered into placement agent and other such agreements with certain sponsors of equity crowdfundings and private placement offerings. By introducing an equity crowdfunding or private placement sponsor to an investor, who ends up investing in the offering, we may receive fees or other compensation. We maintain policies and procedures designed to ensure that these conflicts are managed appropriately.

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We do not open brokerage accounts for investors. For further clarification, as a retail investor that is considering or actually does invest in a transaction listed on Castle’s website or otherwise marketed by us, you are not our client. Our client is the issuer of the securities. Any services provided by Castle to retail investors are done so on behalf of our client, the issuer of these securities. Since retail investors in these securities are not clients of Castle and do not have accounts with Castle, Castle does not obtain any investor’s specific investment profile or circumstances (current investment portfolio, income, expenses, dependents, health, goals, risk tolerance, return objectives, other obligations/liabilities, etc.). Therefore, Castle is not in a position to, and does not, make any recommendations as to whether these securities are appropriate for a specific investor or in a specific investor’s best interest.

Further, any advertisements, emails and/or any other communication received by retail investors in connection with offerings contain information and representations from the Issuer – they are not recommendations by Castle to purchase these securities or representations made by Castle, and they are not a call to action for you to invest. Your decision to invest is yours alone, with the help of your professional and legal advisors.

We are an issuer’s agent, which means that unless we have a written agreement with you to the contrary, we are not your agent and we do not give advice or make recommendations about specific securities, types of securities or investment strategies involving securities to you. To the extent that a solicitation or call to action is deemed to be a recommendation under U.S. law or regulation, you should be aware that we are inherently conflicted with your interests, and you should seek advice from an investment advisor or a broker who will act as your agent.

We do not provide advice or recommendations about securities, investment strategies, or investment accounts. If you seek such advice, you should establish a relationship with an investment advisor or broker to serve as your agent. If a solicitation or call to action were deemed to be a recommendation under U.S. law or regulations, then we would be subject to Regulation BI and we would be required to act in your best interest and not put our interest ahead of yours. The way we make money creates some conflicts with your interests. You should understand and ask us about these conflicts because they could affect your investment results.

Compensation Received By Registered Representatives. Castle has both salaried personnel and independent contractors. Our salaried personnel (some of whom are registered representatives) receive a salary and discretionary bonus based upon their individual performance and firm performance. Our employees are prohibited from giving advice or making recommendations with respect to securities or investment strategies. Our independent contractors are registered representatives. They receive a portion of upfront fees paid to us, and commissions for the sales of securities issued. Our registered representatives, like our employees, are prohibited from giving advice or making recommendations with respect to securities or investment strategies. All of our employees and independent contractors are agency brokers, not advisors. Compensation is tied directly or derives from sales by us, which significantly makes worse the conflicts of interest described herein.

Personal Trading Activities. Castle Registered Representatives may invest in the same private placements offered to investors. This may create a conflict of interest in that they may invest without paying a commission. Sometimes, additional fees are earned based on the total amount raised, or a minimum amount raised. Our written supervisory procedures are designed to assure that the personal securities transactions, activities, and interests of the Registered Representatives of Castle will not interfere with making decisions in the best interests of investors or implementing such decisions while, at the same time, allowing Castle Registered Representatives to invest for their own accounts. Castle has procedures to monitor the personal trading activities and securities holdings of each of our Registered Representatives and includes procedures for limitations on personal securities transactions of associated persons. These policies are designed to discourage and prohibit personal trading that would disadvantage investors.

Additional Resources. To research Castle and our financial professionals, you can visit Investor.gov/CRS for a free and simple search tool. You can also call a Registered Representative at (212) 418-1180 to request up-to-date disclosure information or to ask any questions you have about this brochure or services offered by Castle Placement, LLC.

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EXHIBIT A

Chandanni Organics, Inc. – Audited Financial Statements for 2020 and 2021

WeBeFree LLC

FINANCIAL STATEMENTS

Years Ended December 31, 2021, and 2020

INDEPENDENT ACCOUNTANT’S AUDIT REPORT

To the Members

WeBeFree LLC

Westlake Village, CA 91361

Opinion

I have audited the accompanying financial statements ofWeBeFree LLC (a Limited Liability Company), which comprise the balance sheets as of December 31, 2021, and 2020 and the related statements of income, owner’s equity and cash flows for the years then ended, and the related notes to the financial statements.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position ofWeBeFree LLC as ofDecember 31, 2021, and 2020 and the changes in its net assets and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States ofAmerica.

Basis for Opinion

I conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). My responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit ofthe Financial Statements section of our report. I am required to be independent ofWeBeFree LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance ofinternal control relevant to the preparation and fair presentation offinancial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about WeBeFree LLC’s ability to continue as a going concern for a reasonable period of time, one year from the date the financial statements are available to be issued.

Auditor’s Responsibility

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but not absolute assurance, and therefore is not a guarantee that an audit conducted in accordance with Generally Accepted Auditing Standards (GAAS) will always detect a material misstatement when it exists. The risk ofnot detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis ofthese financial statements.

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In performing an audit in accordance with GAAS, we:

Exercise professional judgment and maintain professional skepticism throughout the audit.

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness ofWeBeFree LLC’s internal control. Accordingly, no such opinion is expressed. (In circumstances in which the auditor also has a responsibility to express an opinion on the effectiveness of internal control in conjunction with the audit of the financial statements, omit the following: “but not for the purpose of expressing an opinion on the effectiveness ofWeBeFree LLC’s internal control. Accordingly, no such opinion is expressed.”

Evaluate the appropriateness of accounting policfos used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about WeBeFree LLC’s ability to continue as a going concern for a reasonable period of time,

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that could raise doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome ofthis uncertainty. Our conclusion is not modified with respect to this matter.

Date: To Be Determined

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WeBeFree LLC

Balance Sheet

As of December 31, 2021 and 2020

	2021		2020
ASSETS
Current assets
Cash		$7,596		$13,633
Accounts Receivable		635		3,880
Inventory		5,425		5,425

Total Current Assets		$13,656		$22,938

Non-current Assets		$-		$-

Total Non-current Assets		$-		$-

TOTAL ASSETS		$13,656		$22,938

LIABILITIES

Current Liabilities
Credit Card		$11,452		$1,832
PayPal Agency Tax Payable		1,804		1,426
State Tax Payable		1,571		1,869

Total Current Liabilities		$14,827		$5,127

Non-current Liabilities	$		$

Total Non-current Liabilities		$-		$-

TOTAL LIABILITIES		$14,827		$5,127

OWNER’S EQUITY

Accumulated Deficit		$(20,809)		$(5,775)
Retained Earnings		19,638		23,586

TOTAL EQUITY		$(1,171)		$17,811

TOTAL LIABILITIES AND OWNER’S EQUITY		$13,656		$22,938

See accompanying notes and independent accountant’s audit report

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WeBeFree LLC

Statement of Changes in Owner’s Equity

Years Ended December 31, 2021 and 2020

	2021	2020
OWNER’S EQUITY - BEGINNING
Owner’s Equity	$17,811	$5,558

Add:
Accumulated Deficit	(15,034)	(2,126)
Net Income (Loss)	(3,948)	14,379

TOTAL	$(1,171)	$17,811

OWNER’S EQUITY - ENDING	$(1,171)	$17,811

See accompanying notes and independent accountant’s audit report

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WeBeFree LLC

Income Statement

For the Years Ended December 31, 2021 and 2020

	2021	2020
Revenue	$43,701	$58,624

Less: Cost of Goods Sold	(7,526)	(5,441)

Gross Profit	$36,175	$53,183

Expenses
Administrative	$7,503	$5,635
Advertising	16,573	4,946
Bank Fees	1,452	1,098
Insurance	-	382
Legal and Professional	500	1,525
Merchant and Selling	12,824	9,167
Rent	9,954	8,259
State Tax	837	800
Travel and Entertainment	7,486	6,992

Total Expenses	$57,129	$38,804

Other lncome/(Expense)
Currency Conversion	$(2,111)	$-
California Relief Grant	10,000
Gain on Extinguishment of Debt
PPP Loan Funding	9,117	-

NET INCOME/(LOSS)	$(3,948)	$14,379

See accompanying notes and independent accountant’s audit report

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WeBeFree LLC

Statement of Cash Flows

Years Ended December 31, 2021 and 2020

	2021		2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income		$(3,948)		$14,379
Increase in net assets

(Increase) decrease from operating assets
Accounts Receivable		3,245		(2,156)
Inventory		-		(309)

Increase (decrease) from operating liabilities
Credit Cards		9,620		(1,063)
PayPal Tax Agency		378		797
State Tax Payable		(298)		1,057

Net cash provided by operating activities		$8,997		$12,705

CASH FLOWS FROM INVESTING ACTIVITIES	$		$

Net cash provided by investing activities		$-		$-

CASH FLOWS FROM FINANCING ACTIVITIES

Accumulated Deficit		$(15,034)		$(2,126)

Net cash used in financing activities		$(15,034)		$(2,126)

NET INCREASE (DECREASE) IN CASH		$(6,037)		$10,579

CASH AND CASH EQUIVALENTS, beginning of year		13,633		3,054

CASH AND CASH EQUIVALENTS, end of year		$7,596		$13,633

	2021	2020
Interest paid	$-	-
Taxes paid	$1,600	-

See accompanying notes and independent accountant’s audit report

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WeBeFree LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2021, and 2020

NOTE A - THE ORGANIZATION

Nature of operations

WeBeFree LLC dba Chandanni Organic Beauty and Wellness is a simple and effective brand ranging from Organic Skincare, Superfoods and Detox programs. The Company creates tools and products to strengthen immunity, create balance and heighten body mind functioning in daily lifestyle practices. No derived chemicals, fillers, sugars or additives, are used in products, just high-grade organic ingredients.

Revenue

During the years 2021 and 2020, the Company derived its income from online product sales.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statement Presentation

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America {GAAP).

Cash and cash equivalents

The Company considers cash, money market accounts and short-term, highly liquid investments with a maturity of three months or less, as cash in the financial statements. The balance of cash is held in FDIC insured bank accounts. There were no cash equivalents as of December 31, 2021, and 2020. The Company’s cash balance was $7,596 at December 31, 2021 and $13,633 at December 31, 2020.

Risk and Uncertainty

The company is intending to seek additional equity capital post revenue either through an offering under SEC regulations D or crowdfunding. However, as circumstances change and further funding required, the company will determine the best options and make decisions based on information available at that time on the best funding initiatives. Like many businesses, the company faces challenges that are related to early-stage enterprises and securing capital. Other significant risks and uncertainties include failing to secure funding, competitor technology and general business conditions. These situations could affect the company’s operations and financial condition.

Equity Offering Costs

The company accounts for equity offering costs in accordance with Accounting Standards Codification {ASC) 340, Other Assets and Deferred Costs. Prior to completion of an offering, costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholder’s equity upon completion of the offering or to expense if the offering is not completed, or if it is an offering that does not provide equity immediately at completion (SAFEs). As of December 31, 2021, and 2020, there were no deferred cost being held.

See independent accountant’s audit report

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Inventories

Inventories are valued at the lower of first-in, first-out, cost or market value (net realizable value). Management regularly reviews inventory quantities on hand and records provisions for excess, shrinkage and obsolescence as needed. Inventory at December 31, 2021, and 2020 is $5,425.

Revenue Recognition

The company follows accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). Under this guidance revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration that is expected to be received for those good or services.

Forgivable loans- Paycheck Protection Program (PPP)

The Company’s policy is to account for forgivable loans received through the Small Business Administration (SBA) under Coronavirus Aid, Relief and Economic Security Act (CARES Act) Paycheck Protection Program (PPP), as debt in accordance with Accounting Standards Codification (ASC) 470, Debt, and other related accounting pronouncements. The forgiveness of debt, in whole or in part, is recognized once the debt is extinguished, which occurs when the Company is legally released from the liability by the SBA. Any portion of debt forgiven, adjusted for accrued interest forgiven and unamortized debt issuance costs, is recorded as a gain on extinguishment of debt, and presented in the other revenue section of the statement of income.

Taxes

Income

The Company files tax returns as a Limited Liability Company. Currently income tax is paid through the filing of a Form Schedule C which is submitted with the owner’s tax filing. Plans are in place to transition the company to a corporation in relation to crowdfunding requirements.

Sales

WeBeFree LLC expects to monetize on a worldwide basis dependent on consumer demand. Sales taxes are collected and remitted to state agencies based on locations where products are distributed.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

See independent accountant’s audit report

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Advertising Costs

The cost of all advertising is expensed as incurred by the Company. Advertising cost for 2021 and 2020 are $16,573 and $4,946, respectively.

Depreciation and Capitalization Policy

Assets over $500 are capitalized and depreciated, or amortized, according to Company depreciation/amortization policies. Assets are depreciated along the following time frames: buildings 39 years, building improvements 39 years, equipment 5-7 years, furniture, and fixtures 3 years.

NOTE C - CURRENT LIABILITIES

Current liabilities at December 31, 2021 consisted of credit card debt of $11,452, PayPal agency payable of $1,804 and state tax payable of $1,571. As of December 31, 2020, current liabilities consisted of credit card debt of $1,832, PayPal agency payable of $1,426 and state tax payable of $1,869.

NOTE D - CALIFORNIA RELIEF GRANT

During 2021 the Company received a relief grant in the amount of $10,000 from the state of California. The CA Small Business COVID-19 Relief Grant Program provides grants from $5,000 to $25,000 to eligible small businesses and nonprofits impacted by COVID-19 and the related health and safety restrictions.

NOTE E – CROWDFUNDING

In 2022 the company may be undertaking a crowdfunding campaign through an online provider. The goal of the raise is between $10,000 and $5,000,000. Funding campaigns offer investors a stake in the company in return for their investment. Results of the campaign will not be available as of the issuance of these financial statements. The campaign may begin in 2022 and be completed during 2022.

The company views the crowdfunding campaign as a funding source the results of which cannot be predicted with accuracy. This being the case, options for additional funding from other sources are still possible. These include loans with banks or investors, the issuance of SAFEs or various other funding options.

NOTE F - GOING CONCERN

The company has regular income. However, in order to alleviate a potential going concern issue, it has plans in place to begin a crowd funding campaign as soon as the current audit of the financial statements is complete. In addition, Chandanni Miglino the company member and owner has committed to further financial support, if it is required, for a reasonable period of time.

See independent accountant’s audit report

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NOTE G - SUBSEQUENT EVENTS

After the end of 2021, but prior to issuing the financial statements, WebeFree LLC converted to a C corporation. The company name is now Chandanni Organics, Inc. and is incorporated under the laws of the state of Delaware. The company has stock in the following amounts upon formation:

Authorized shares of Class A Common Stock, 25,000,000 with a par value of $0.001.

Authorized shares of Class B Common Stock, 900,000 with a par value of $0.001.

Authorized shares of Preferred Stock, 5,000,000 with a par value of $0.001.

There are no shares issued upon formation.

NOTE H- DATE OF MANAGEMENT’S REVIEW

In preparing the financial statements, The Company has evaluated events and transactions for potential recognition or disclosure through July 12, 2022, the date that the financial statements were available to be issued.

See independent accountant’s audit report

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